Exhibit 99

NEWS

CONTACT:    Felicia Farrar McLemore
    (301) 380-2702
    felicia.mclemore@marriott.com

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER 2016 RESULTS

HIGHLIGHTS

•	Marriott International’s acquisition of Starwood Hotels & Resorts Worldwide closed on September 23, 2016. At quarter-end, the company had nearly 1.6 million rooms open or in the development pipeline;

•
Third quarter reported diluted EPS totaled $0.26, a 67 percent decrease over prior year results. Third quarter adjusted diluted EPS totaled $0.91, a 17 percent increase over prior year results. Adjusted third quarter results exclude merger-related costs and eight days of Starwood Hotels & Resorts Worldwide’s results in the quarter;

•
On a pro forma basis reflecting the performance for both companies for the three months ended September 30, 2016, North American comparable systemwide constant dollar RevPAR rose 2.6 percent, while worldwide comparable systemwide constant dollar RevPAR rose 2.2 percent;

•
During the three months ended September 30, 2016, Marriott and Starwood together added more than 17,600 rooms, including approximately 1,600 rooms converted from competitor brands and nearly 8,600 rooms in international markets;

•
At the end of the third quarter, Marriott’s worldwide development pipeline increased to nearly 420,000 rooms, including more than 46,000 rooms approved, but not yet subject to signed contracts. The development pipeline for Legacy-Starwood brands alone totaled nearly 130,000 rooms, including roughly 12,000 rooms approved, but not yet subject to signed contracts;

•
Third quarter reported net income totaled $70 million, a 67 percent decrease over prior year results. Third quarter adjusted net income totaled $235 million, a 12 percent increase over prior year results;

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $474 million in the quarter, a 10 percent increase over third quarter 2015 adjusted EBITDA.

BETHESDA, MD – November 7, 2016 - Marriott International, Inc. (NASDAQ: MAR) today reported third quarter 2016 results.
On September 23, 2016, Marriott completed its acquisition of Starwood Hotels & Resorts Worldwide (Starwood). The discussion in the first section below reflects reported results for the third quarter as calculated in accordance with US generally accepted accounting principles (GAAP). To further assist investors, the company is also providing (a) adjusted results that exclude Starwood results from September 23 to September 30, 2016, as well as merger-related costs; and (b) selected pro forma information for the third quarter that assumes Marriott’s acquisition of Starwood and Starwood’s sale of its timeshare business had been completed on January 1, 2015, but uses the estimated fair value of assets and liabilities as of the actual closing date of the acquisition.
Arne M. Sorenson, president and chief executive officer of Marriott International, said, “We were thrilled to close the acquisition of Starwood in late September. We are enthusiastically engaged in welcoming Starwood’s associates around the world into the Marriott family and are working diligently on integrating the companies and realizing revenue and cost synergies as quickly as possible.
“We’ve already had a big win on the integration front. The day the acquisition closed, we offered status match to our more than 85 million combined loyalty members, along with the ability to transfer and redeem points between Marriott Rewards, which includes The Ritz-Carlton Rewards, and Starwood Preferred Guest, the industry’s leading loyalty programs. In mid-October, we also announced an industry-first benefit for members of our co-brand credit cards, letting members earn bonus points for stays at hotels across all 30 brands. In just a few short weeks after closing, our most loyal guests are already reaping the most important benefits of the merger and they are telling us they love it.
“Looking forward to 2017, we expect systemwide constant dollar RevPAR for the combined portfolio will be flat to up 2 percent in North America, outside North America and worldwide. Our group booking pace at company-operated North American full-service hotels for 2017 is up 2 percent with about 70 percent of 2017 expected group business volume booked thus far. While special corporate rate negotiations are still underway, we expect room rates for comparable customers will increase at a mid-single digit rate in most markets.

“The Marriott and Starwood development teams continued their great work in the quarter, delivering a combined global pipeline of nearly 420,000 rooms, over half of which are outside North America. Given this strong development pipeline, we anticipate 6 percent worldwide net room additions in 2017.
“We remain committed to our asset-light strategy, which should deliver meaningful management and franchise fees in 2017. On a pro forma basis assuming the Starwood acquisition and Starwood’s sale of its timeshare business had closed on January 1, 2015, Marriott anticipates earning more than $2.8 billion in fee revenue for full year 2016. In addition, as part of that asset-light strategy, we are working toward generating more than $1.5 billion from asset sales over the next two years, in transactions where we expect to retain long-term operating agreements. Based on our preliminary estimates for the combined company, we believe we are already within our targeted leverage range of 3 to 3.25x adjusted debt to adjusted EBITDAR, excluding merger-related costs and charges. Given our continued strong, sustainable cash flow we expect to resume share repurchases in the 2016 fourth quarter.”
Marriott International GAAP - Financial Results As Reported
Marriott reported net income totaled $70 million in the third quarter, a 67 percent decrease over 2015 third quarter net income of $210 million. Reported diluted earnings per share (EPS) was $0.26 in the quarter, a 67 percent decrease from diluted EPS in the year-ago quarter.
Marriott revenues totaled more than $3.9 billion in the 2016 third quarter, compared to revenues of approximately $3.6 billion for the third quarter of 2015. Revenues for the third quarter of 2016 include $168 million related to the eight days of Starwood’s results in the quarter.
Base management and franchise fees totaled $430 million in the 2016 third quarter, compared to $397 million in the year-ago quarter. The year-over-year increase in fees largely reflects $16 million related to the eight days of Starwood’s results in the quarter, higher RevPAR and unit growth, partially offset by $7 million of unfavorable foreign exchange and $3 million of lower relicensing fees.
Third quarter worldwide incentive management fees increased 19 percent to $81 million, primarily due to $4 million related to the eight days of Starwood’s results in the quarter, higher RevPAR and house profit margins, as well as increased international distribution, partially offset by $2 million of unfavorable foreign exchange.

Owned, leased, and other revenue, net of direct expenses, totaled $85 million in the 2016 third quarter, compared to $54 million in the year-ago quarter. The year-over-year increase largely reflects $12 million related to the eight days of Starwood’s results in the quarter, improved results at several leased properties, including recently renovated hotels, the results for two recently opened owned properties in Rio de Janeiro and $4 million of higher residential and credit card branding fees.
Depreciation, amortization, and other expenses totaled $36 million in the third quarter compared to $31 million in the year-ago quarter. The year-over-year increase largely reflects $4 million related to the eight days of Starwood’s results.
Merger-related costs and charges totaled $228 million in the third quarter compared to none in the year-ago quarter. Included in the merger-related costs and charges are $186 million of severance and retention costs, $24 million of integration costs and $18 million of transaction costs.
General, administrative, and other expenses for the 2016 third quarter totaled $161 million compared to $149 million in the year-ago quarter. The increase in expenses year-over-year was largely due to $7 million of expenses related to the eight days of Starwood’s results in the quarter and higher routine administrative costs.
Gains and other income increased to $3 million in the 2016 third quarter. The year-over-year increase was largely due to a distribution related to the sale of a hotel in an investment fund.
Interest expense, net totaled $46 million in the third quarter, an $8 million increase over the year-ago quarter, largely due to $9 million of interest expense related to the debt raised for the Starwood acquisition and $1 million related to the eight days of Starwood results, partially offset by interest earned on a larger portfolio of loans.
Equity in earnings totaled $3 million in the third quarter, compared to $8 million in the year-ago quarter. The year-over-year decrease was largely due to the favorable adjustment of liabilities in an International joint venture in the third quarter of 2015, partially offset by $1 million related to the eight days of Starwood results in the quarter.

Legacy-Marriott Only - Financial Results As Adjusted
The adjusted financial results presented in this section relate only to the results of Marriott excluding the impact of the Starwood acquisition (referred to as the Legacy-Marriott business). This information is being presented to allow shareholders to more easily compare the results of the Legacy-Marriott business with the reported results for the third quarter of 2015. All of the adjusted results discussed in this section exclude Starwood results from September 23 to September 30, 2016 and merger-related costs. See page A-1 for the calculation of adjusted results.
Third quarter 2016 adjusted net income totaled $235 million, a 12 percent increase over 2015 third quarter net income of $210 million. Adjusted net income for the third quarter of 2016 excludes $237 million ($179 million after-tax) of merger-related costs and $20 million ($14 million after-tax) of Starwood results. Adjusted diluted EPS in the third quarter totaled $0.91, a 17 percent increase from diluted EPS in the year-ago quarter.
Adjusted revenues totaled nearly $3.8 billion in the 2016 third quarter compared to reported revenues of approximately $3.6 billion for the third quarter of 2015.
Adjusted base management and franchise fees totaled $414 million compared to reported fees of $397 million in the year-ago quarter. The year-over-year increase in adjusted fees largely reflects higher RevPAR and unit growth, partially offset by $7 million of unfavorable foreign exchange and $3 million of lower relicensing fees.
Third quarter adjusted worldwide incentive management fees increased 13 percent to $77 million, primarily due to higher RevPAR and house profit margins, as well as increased international distribution, partially offset by $2 million of unfavorable foreign exchange. In the third quarter, 63 percent of Legacy-Marriott worldwide company-managed hotels earned incentive management fees compared to 64 percent in the year-ago quarter.
On July 27, the company estimated total fee revenue for the third quarter would total $495 million to $500 million, not including the impact of the Starwood acquisition. Actual adjusted total fee revenue of $491 million in the quarter was modestly lower than estimated, reflecting RevPAR below the guidance range, as well as lower than expected relicensing and application fees.

Adjusted owned, leased, and other revenue, net of direct expenses, totaled $73 million, compared to $54 million in the year-ago quarter. The adjusted year-over-year increase largely reflects improved results at several leased properties, including recently renovated hotels, the results for two recently opened owned properties in Rio de Janeiro and $4 million of higher residential and credit card branding fees.
Adjusted general, administrative, and other expenses for the 2016 third quarter totaled $154 million compared to $149 million in the year-ago quarter. The increase in adjusted expenses year-over-year was largely due to higher routine administrative costs.
On July 27, Marriott estimated general, administrative, and other expenses for the third quarter would total approximately $160 million, not including the impact of the Starwood acquisition. Adjusted general, administrative, and other expenses in the quarter were lower than expected largely due to solid cost controls and delays in filling open positions.
Adjusted gains and other income increased $4 million in the third quarter of 2016 compared to the year-ago quarter. The adjusted year-over-year increase was largely due to a distribution related to the sale of a hotel in an investment fund.
Adjusted equity in earnings totaled $2 million in the third quarter compared to $8 million in the year-ago quarter. The adjusted year-over-year decrease was largely due to the favorable adjustment of liabilities in an International joint venture in the third quarter of 2015.
For the third quarter, adjusted EBITDA totaled $474 million, a 10 percent increase over third quarter 2015 adjusted EBITDA of $431 million. See page A-15 for the adjusted EBITDA calculation.
Selected Pro Forma Financial Information
Pro forma information presented in this section reflects the combined company assuming Marriott’s acquisition of Starwood and Starwood’s sale of its timeshare business had been completed on January 1, 2015, but using the estimated fair value of assets and liabilities as of the actual closing date of the acquisition.
On a pro forma basis, the company added 102 new properties (17,627 rooms) to its worldwide lodging portfolio during the three months ended September 30, 2016 and 10 properties (1,778 rooms) exited the system.

Legacy-Marriott brands added 82 new properties (12,155 rooms) during the three months ended September 30, 2016, including the Kigali Marriott Hotel in Rwanda, the Domes Noruz Chania, an Autograph Collection hotel in Greece and the Playa Largo Resort & Spa, an Autograph Collection hotel in Florida. Six properties (911 rooms) exited the system.
Legacy-Starwood brands (Starwood’s brands before Marriott’s acquisition) added 20 new properties (5,472 rooms) during the three months ended September 30, 2016, including The Westin Jakarta, the Aloft Riyadh and The Prince Gallery Tokyo Kioicho, a Luxury Collection Hotel. Four properties (867 rooms) exited the system.
The company’s worldwide development pipeline totaled 2,454 properties with nearly 420,000 rooms at quarter-end, including 881 properties with roughly 160,000 rooms under construction and 297 properties with more than 46,000 rooms approved for development, but not yet subject to signed contracts.
Legacy-Marriott’s worldwide development pipeline totaled 1,809 properties with nearly 290,000 rooms at quarter-end, including 629 properties with roughly 106,000 rooms under construction and 236 properties with more than 34,000 rooms approved for development, but not yet subject to signed contracts.
Using Marriott pipeline methodology, Legacy-Starwood’s worldwide development pipeline totaled 645 properties with nearly 130,000 rooms at quarter-end, including 252 properties with more than 54,000 rooms under construction and 61 properties with roughly 12,000 rooms approved for development, but not yet subject to signed contracts.
For the three months ended September 30, 2016, combined Marriott and Starwood worldwide comparable pro forma systemwide constant dollar RevPAR increased 2.2 percent. Combined North American comparable pro forma systemwide constant dollar RevPAR increased 2.6 percent, and combined international comparable pro forma systemwide constant dollar RevPAR increased 1.1 percent for the same period, as shown on page A-14.
For the three months ended September 30, 2016, Legacy-Marriott worldwide comparable systemwide constant dollar RevPAR increased 2.5 percent (a 1.8 percent increase in actual dollars). Legacy-Marriott North American comparable pro forma systemwide constant dollar RevPAR increased 2.4 percent (a 2.3 percent increase in actual dollars), and Legacy-Marriott international comparable pro forma systemwide constant dollar RevPAR increased 2.9 percent (a 0.2 percent decline in actual dollars) for the same period.
Using Marriott’s methodology for determining comparability, for the three months ended September 30, 2016, Legacy-Starwood worldwide comparable systemwide constant dollar RevPAR increased 1.5 percent (a 0.8 percent increase in actual dollars). Legacy-Starwood North American comparable pro forma systemwide constant dollar RevPAR increased 3.1 percent (a 3.0 percent increase in actual dollars), and Legacy-Starwood international comparable pro forma systemwide constant dollar RevPAR decreased 0.6 percent (a 2.2 percent decrease in actual dollars) for the same period.
Additional RevPAR statistics for Legacy-Marriott properties are presented on pages A-6 through A-9 and additional RevPAR statistics for Legacy-Starwood properties are presented on pages A-10 through A-13.
Marriott and Starwood combined pro forma fee revenue totaled $723 million in the third quarter of 2016 compared to $685 million in the year-ago quarter. Pro forma combined owned, leased, and other revenue, net of direct expenses totaled $166 million compared to $137 million in the year-ago quarter. See page A-16 for pro forma financial measures.
Worldwide comparable company-operated house profit margins for Legacy-Marriott branded properties increased 90 basis points in the third quarter with higher room rates, improved productivity and lower utility costs. House profit margins for Legacy-Marriott branded comparable company-operated properties outside North America increased 40 basis points and Legacy-Marriott North American comparable company-operated house profit margins increased 120 basis points from the year-ago quarter.
Worldwide comparable company-operated gross operating profit margins for Legacy-Starwood branded properties increased 80 basis points in the third quarter. Gross operating profit margins for Legacy-Starwood branded comparable company-operated properties outside North America increased 110 basis points and Legacy-Starwood North American comparable company-operated gross operating profit margins increased 20 basis points from the year-ago quarter.
On September 30, 2016, Marriott owned 15 Legacy-Starwood branded hotels with approximately 8,300 rooms.

Balance Sheet
At quarter-end, Marriott’s total debt was $8,823 million and cash balances totaled $1,078 million, compared to $4,107 million in debt and $96 million of cash at year-end 2015.
Marriott Common Stock
Weighted average fully diluted shares outstanding used to calculate reported diluted EPS totaled 270.5 million in the 2016 third quarter, compared to 267.3 million in the year-ago quarter. Marriott issued 136.1 million shares upon closing of the Starwood acquisition on September 23, 2016.
OUTLOOK
Unless otherwise stated, the following outlook for the fourth quarter is for the combined company and does not include merger-related costs.
For the combined company, Marriott anticipates pro forma gross room additions of 6 percent, or 5 percent, net, for full year 2016.
For the 2016 fourth quarter, Marriott expects comparable systemwide RevPAR on a constant dollar basis will be flat to up 1 percent in North America and worldwide. Outside North America, the company expects comparable systemwide RevPAR on a constant dollar basis will be roughly flat.
The company assumes fourth quarter total fee revenue could total $695 million to $705 million, growth of 1 to 2 percent over pro forma fourth quarter 2015 total fee revenue of $688 million. See page A-16 for pro forma financial measures.
Marriott expects fourth quarter 2016 owned, leased, and other revenue, net of direct expenses could total $150 million to $155 million, a 7 to 10 percent decrease compared to pro forma fourth quarter 2015 results, largely due to lower termination fees and the sale of five owned hotels in previous months. See page A-16 for pro forma financial measures.
For the 2016 fourth quarter, the company anticipates depreciation, amortization, and other expenses will total $70 million to $75 million, a 5 to 11 percent decline compared to pro forma 2015 fourth quarter expenses of $79 million. The company also expects general, administrative, and other expenses will total $235 million to $240 million in the 2016 fourth quarter, a 16 to 18 percent decline compared to pro forma 2015 fourth quarter expenses of $287 million.
Marriott expects fourth quarter 2016 operating income could total $530 million to $555 million, a 9 to 14 percent increase compared to pro forma fourth quarter 2015 operating income of $488 million.

	Fourth Quarter 2016	Selected Pro Forma[2] Financial Information Fourth Quarter 2015
Total fee revenue	$695 million to $705 million	$688 million
Owned, leased and other revenue, net of direct expenses	$150 million to $155 million	$166 million
Depreciation, amortization, and other expenses	$70 million to $75 million	$79 million
General, administrative, and other expenses	$235 million to $240 million	$287 million
Operating income	$530 million to $555 million	$488 million
Gains and other income	Approx. $0 million
Net interest expense[1]	Approx. $65 million
Equity in earnings (losses)	Approx. $5 million
Earnings per share	$0.80 to $0.85
Tax rate	32.5 percent
1Net of interest income
2Pro forma information reflects the combined company assuming Marriott’s acquisition of Starwood and Starwood’s sale of its timeshare business had been completed on January 1, 2015, but using the estimated fair value of assets and liabilities as of the actual closing date of the acquisition.
The company expects investment spending in 2016 will total approximately $425 million to $475 million, including approximately $100 million for maintenance capital. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Investment spending for 2016 includes approximately $350 million to $400 million associated with Legacy-Marriott brands, a roughly $125 million decrease from the company’s estimates provided on July 27, and approximately $75 million associated with Legacy-Starwood brands, reflecting anticipated spending only in the fourth quarter of 2016.
In the fourth quarter of 2016 and thereafter, the company plans to disclose adjusted results and EBITDA that include Starwood results, but exclude merger-related costs and charges arising from the Starwood acquisition.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, November 8, 2016 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until November 8, 2017.
The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 23011661. A telephone replay of the conference call will be available from 1 p.m. ET, Tuesday, November 8, 2016 until 8 p.m. ET, Tuesday, November 15, 2016. To access the replay, call 404-537-3406. The conference ID for the recording is 23011661.
Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the pace of the economy; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and the extent to which we are able to successfully integrate Starwood, manage our expanded operations, and realize the anticipated benefits of combining Starwood and Marriott. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of November 7, 2016. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is the world’s largest hotel company based in Bethesda, Maryland, USA, with nearly 6,000 properties in 120 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts. The company’s 30 leading brands include: Bulgari Hotels and Resorts®, The Ritz-Carlton® and The Ritz-Carlton Reserve®, St. Regis®, W®, EDITION®, JW Marriott®, The Luxury Collection®, Marriott Hotels®, Westin®, Le Méridien®, Renaissance® Hotels, Sheraton®, Delta Hotels by MarriottSM, Marriott Executive Apartments®, Marriott Vacation Club®, Autograph Collection® Hotels, Tribute Portfolio™, Design Hotels™, Gaylord Hotels®, Courtyard®, Four Points® by Sheraton, SpringHill Suites®, Fairfield Inn & Suites®, Residence Inn®, TownePlace Suites®, AC Hotels by Marriott®, Aloft®, Element®, Moxy Hotels®, and Protea Hotels by Marriott®. The company also operates award-winning loyalty programs: Marriott Rewards®, which includes The Ritz-Carlton Rewards®, and Starwood Preferred Guest®. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com and @MarriottIntl.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
THIRD QUARTER 2016 AND 2015
(in millions except per share amounts, unaudited)

	As Reported	Less:	Less:	As Adjusted**	As Reported	Percent	Percent
	Three Months Ended		Starwood Results Eight Days Ended [8]	Three Months Ended	Three Months Ended	Better/(Worse)	Better/(Worse)
	September 30, 2016	Merger-Related Costs [8]	September 30, 2016	September 30, 2016	September 30, 2015	Reported 2016 vs. 2015	Adjusted 2016 vs. 2015
REVENUES
Base management fees	$180	$—	$8	$172	$170	6	1
Franchise fees	250	—	8	242	227	10	7
Incentive management fees	81	—	4	77	68	19	13
Total fees	511	—	20	491	465	10	6
Owned, leased, and other revenue [1]	279	—	30	249	229	22	9
Cost reimbursements [2]	3,152	—	118	3,034	2,884	9	5
Total Revenues	3,942	—	168	3,774	3,578	10	5
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[3]	194	—	18	176	175	(11)	(1)
Reimbursed costs	3,152	—	118	3,034	2,884	(9)	(5)
Depreciation, amortization, and other [4]	36	—	4	32	31	(16)	(3)
Merger-related costs and charges	228	228	—	—	—	*	-
General, administrative, and other [5]	161	—	7	154	149	(8)	(3)
Total Expenses	3,771	228	147	3,396	3,239	(16)	(5)
OPERATING INCOME / (LOSS)	171	(228)	21	378	339	(50)	12
Gains (losses) and other income, net [6]	3	—	(1)	4	—	*	*
Interest expense	(55)	(9)	(1)	(45)	(43)	(28)	(5)
Interest income	9	—	—	9	5	80	80
Equity in earnings [7]	3	—	1	2	8	(63)	(75)
INCOME / (LOSS) BEFORE INCOME TAXES	131	(237)	20	348	309	(58)	13
(Provision) benefit for income taxes	(61)	58	(6)	(113)	(99)	38	(14)
NET INCOME / (LOSS)	$70	$(179)	$14	$235	$210	(67)	12
EARNINGS PER SHARE
Earnings per share - basic	$0.26			$0.92	$0.80	(68)	15
Earnings per share - diluted	$0.26			$0.91	$0.78	(67)	17

Basic Shares	266.2			254.5	262.2
Diluted Shares	270.5			258.7	267.3
* Calculated percentage is not meaningful.
** Denotes non-GAAP financial measures. See page A-17 for more information about these non-GAAP measures.

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

8	The adjusted consolidated statements of income are presented before the impact of merger-related costs and Starwood results for the eight days ended September 30, 2016.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
THIRD QUARTER YEAR-TO-DATE 2016 AND 2015
(in millions except per share amounts, unaudited)

	As Reported	Less:	Less:	As Adjusted**	As Reported	Percent	Percent
	Nine Months Ended		Starwood Results Eight Days Ended [8]	Nine Months Ended	Nine Months Ended	Better/(Worse)	Better/(Worse)
	September 30, 2016	Merger-Related Costs [8]	September 30, 2016	September 30, 2016	September 30, 2015	Reported 2016 vs. 2015	Adjusted 2016 vs. 2015
REVENUES
Base management fees	$538	$—	$8	$530	$526	2	1
Franchise fees	692	—	8	684	652	6	5
Incentive management fees	276	—	4	272	238	16	14
Total fees	1,506	—	20	1,486	1,416	6	5
Owned, leased, and other revenue [1]	771	—	30	741	729	6	2
Cost reimbursements [2]	9,339	—	118	9,221	8,635	8	7
Total Revenues	11,616	—	168	11,448	10,780	8	6
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[3]	533	—	18	515	552	3	7
Reimbursed costs	9,339	—	118	9,221	8,635	(8)	(7)
Depreciation, amortization, and other [4]	97	—	4	93	107	9	13
Merger-related costs and charges	250	250	—	—	—	*	-
General, administrative, and other [5]	470	—	7	463	446	(5)	(4)
Total Expenses	10,689	250	147	10,292	9,740	(10)	(6)
OPERATING INCOME / (LOSS)	927	(250)	21	1,156	1,040	(11)	11
Gains (losses) and other income, net [6]	3	—	(1)	4	20	(85)	(80)
Interest expense	(159)	(22)	(1)	(136)	(121)	(31)	(12)
Interest income	22	—	—	22	19	16	16
Equity in earnings [7]	8	—	1	7	13	(38)	(46)
INCOME / (LOSS) BEFORE INCOME TAXES	801	(272)	20	1,053	971	(18)	8
(Provision) benefit for income taxes	(265)	68	(6)	(327)	(314)	16	(4)
NET INCOME / (LOSS)	$536	$(204)	$14	$726	$657	(18)	11
EARNINGS PER SHARE
Earnings per share - basic	$2.08			$2.85	$2.43	(14)	17
Earnings per share - diluted	$2.04			$2.81	$2.38	(14)	18

Basic Shares	258.3			254.4	270.7
Diluted Shares	262.7			258.7	276.1
* Calculated percentage is not meaningful.
** Denotes non-GAAP financial measures. See page A-17 for more information about these non-GAAP measures.

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

8	The adjusted consolidated statements of income are presented before the impact of merger-related costs and Starwood results for the eight days ended September 30, 2016.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
AS OF SEPTEMBER 30, 2016

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Managed	824	248,767	968	263,140	1,792	511,907
JW Marriott Hotels	15	9,695	45	17,934	60	27,629
The Ritz-Carlton Hotels	39	11,410	50	14,135	89	25,545
The Ritz-Carlton Residences	34	4,733	8	416	42	5,149
The Ritz-Carlton Serviced Apartments			4	579	4	579
W Hotels	24	7,441	22	5,148	46	12,589
Luxury Collection	5	2,294	46	7,931	51	10,225
St. Regis	8	1,464	26	5,964	34	7,428
EDITION Hotels	2	567	1	173	3	740
EDITION Residences	1	25			1	25
Bulgari Hotels & Resorts			2	117	2	117
Bulgari Residences			1	5	1	5
Marriott Hotels	130	67,427	150	42,184	280	109,611
Sheraton	31	23,654	185	62,917	216	86,571
Westin	48	25,129	65	21,346	113	46,475
Renaissance Hotels	26	11,625	50	16,207	76	27,832
Le Meridien	4	719	74	21,045	78	21,764
Autograph Collection Hotels	3	1,065	3	584	6	1,649
Delta Hotels and Resorts	25	6,764			25	6,764
Gaylord Hotels	5	8,098			5	8,098
Marriott Executive Apartments			28	4,195	28	4,195
Tribute Portfolio			2	372	2	372
Courtyard	256	40,821	75	15,892	331	56,713
Residence Inn	114	17,155	5	517	119	17,672
Fairfield Inn & Suites	5	1,324	7	1,070	12	2,394
SpringHill Suites	31	4,973			31	4,973
Four Points	1	134	60	14,650	61	14,784
TownePlace Suites	15	1,740			15	1,740
Aloft	1	330	22	5,478	23	5,808
Protea Hotels			36	4,093	36	4,093
Element	1	180	1	188	2	368
Franchised	3,523	515,300	405	88,607	3,928	603,907
JW Marriott Hotels	10	4,469	6	1,473	16	5,942
The Ritz-Carlton Hotels	1	429			1	429
The Ritz-Carlton Residences	1	55			1	55
Luxury Collection	10	2,009	34	6,600	44	8,609
Bulgari Hotels & Resorts			1	85	1	85
Marriott Hotels	208	64,821	43	12,582	251	77,403
Sheraton	161	47,693	59	17,443	220	65,136
Westin	75	24,399	24	7,478	99	31,877
Renaissance Hotels	57	16,103	25	6,956	82	23,059
Le Meridien	16	3,753	11	2,863	27	6,616
Autograph Collection Hotels	58	12,804	36	9,473	94	22,277
Delta Hotels and Resorts	12	3,020			12	3,020
Tribute Portfolio	7	3,423	3	184	10	3,607
Courtyard	673	89,786	54	10,411	727	100,197
Residence Inn	601	70,570	2	200	603	70,770
Fairfield Inn & Suites	807	73,219	2	386	809	73,605
SpringHill Suites	322	36,992			322	36,992
Four Points	127	19,409	36	5,844	163	25,253
TownePlace Suites	278	27,709			278	27,709

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Aloft	79	11,637	12	1,988	91	13,625
Protea Hotels			51	3,548	51	3,548
Element	18	2,706	2	293	20	2,999
Moxy Hotels	2	294	4	800	6	1,094
Owned/Leased	34	11,065	37	10,034	71	21,099
JW Marriott Hotels			1	496	1	496
The Ritz-Carlton Hotels			2	553	2	553
W Hotels	1	509	2	665	3	1,174
Luxury Collection			3	467	3	467
St. Regis	2	498	1	160	3	658
Marriott Hotels	4	2,102	4	1,445	8	3,547
Sheraton	3	2,671	6	2,868	9	5,539
Westin	2	1,832	1	246	3	2,078
Renaissance Hotels	1	310	3	749	4	1,059
Tribute Portfolio	1	135			1	135
Courtyard	19	2,816	3	644	22	3,460
Residence Inn	1	192	1	140	2	332
Protea Hotels			10	1,601	10	1,601
Unconsolidated Joint Ventures	9	1,518	90	11,234	99	12,752
Autograph Collection Hotels			5	348	5	348
AC Hotels by Marriott	9	1,518	85	10,886	94	12,404
Timeshare*	67	17,127	17	3,575	84	20,702
Marriott Vacations Worldwide	48	10,665	14	2,355	62	13,020
Vistana	19	6,462	3	1,220	22	7,682
Grand Total	4,457	793,777	1,517	376,590	5,974	1,170,367

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
AS OF SEPTEMBER 30, 2016

	North America		Total International		Total Worldwide
Total Systemwide	Units	Rooms	Units	Rooms	Units	Rooms
Luxury	153	45,598	255	62,901	408	108,499
JW Marriott Hotels	25	14,164	52	19,903	77	34,067
The Ritz-Carlton Hotels	40	11,839	52	14,688	92	26,527
The Ritz-Carlton Residences	35	4,788	8	416	43	5,204
The Ritz-Carlton Serviced Apartments			4	579	4	579
W Hotels	25	7,950	24	5,813	49	13,763
Luxury Collection	15	4,303	83	14,998	98	19,301
St. Regis	10	1,962	27	6,124	37	8,086
EDITION Hotels	2	567	1	173	3	740
EDITION Residences	1	25			1	25
Bulgari Hotels & Resorts			3	202	3	202
Bulgari Residences			1	5	1	5
Full Service	877	327,547	777	231,485	1,654	559,032
Marriott Hotels	342	134,350	197	56,211	539	190,561
Sheraton	195	74,018	250	83,228	445	157,246
Westin	125	51,360	90	29,070	215	80,430
Renaissance Hotels	84	28,038	78	23,912	162	51,950
Le Meridien	20	4,472	85	23,908	105	28,380
Autograph Collection Hotels	61	13,869	44	10,405	105	24,274
Delta Hotels and Resorts	37	9,784			37	9,784
Gaylord Hotels	5	8,098			5	8,098
Marriott Executive Apartments			28	4,195	28	4,195
Tribute Portfolio	8	3,558	5	556	13	4,114
Limited Service	3,360	403,505	468	78,629	3,828	482,134
Courtyard	948	133,423	132	26,947	1,080	160,370
Residence Inn	716	87,917	8	857	724	88,774
Fairfield Inn & Suites	812	74,543	9	1,456	821	75,999
SpringHill Suites	353	41,965			353	41,965
Four Points	128	19,543	96	20,494	224	40,037
TownePlace Suites	293	29,449			293	29,449
Aloft	80	11,967	34	7,466	114	19,433
AC Hotels by Marriott	9	1,518	85	10,886	94	12,404
Protea Hotels			97	9,242	97	9,242
Element	19	2,886	3	481	22	3,367
Moxy Hotels	2	294	4	800	6	1,094
Timeshare*	67	17,127	17	3,575	84	20,702
Marriott Vacations Worldwide	48	10,665	14	2,355	62	13,020
Vistana	19	6,462	3	1,220	22	7,682
Grand Total	4,457	793,777	1,517	376,590	5,974	1,170,367

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS: LEGACY-MARRIOTT
Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended September 30, 2016 and September 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$145.82	10.3%	70.4%	2.0%	pts.	$207.25	7.2%
Europe	$116.07	-0.1%	77.1%	-1.4%	pts.	$150.47	1.7%
Middle East & Africa	$81.48	4.8%	64.5%	4.6%	pts.	$126.34	-2.6%
Asia Pacific	$104.27	5.7%	76.0%	4.7%	pts.	$137.23	-0.8%
Total International[2]	$108.00	4.0%	73.5%	2.4%	pts.	$146.90	0.7%
Worldwide[4]	$126.22	4.0%	76.1%	1.6%	pts.	$165.78	1.8%

Comparable Systemwide International Properties[1]
	Three Months Ended September 30, 2016 and September 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$130.54	2.9%	68.0%	0.0%	pts.	$191.91	2.8%
Europe	$112.44	0.7%	76.4%	-0.7%	pts.	$147.11	1.7%
Middle East & Africa	$76.58	4.5%	63.5%	3.2%	pts.	$120.68	-0.9%
Asia Pacific	$115.25	5.2%	76.7%	4.1%	pts.	$150.19	-0.5%
Total International[3]	$110.14	2.9%	72.9%	1.5%	pts.	$151.00	0.8%
Worldwide[5]	$115.27	2.5%	76.7%	0.3%	pts.	$150.26	2.1%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, and AC Hotels by Marriott.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, AC Hotels by Marriott, and Moxy Hotels.

4
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, Springhill Suites, AC Hotels by Marriott, and Moxy Hotels.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS: LEGACY-MARRIOTT
Constant $

Comparable Company-Operated International Properties[1]
	Nine Months Ended September 30, 2016 and September 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$172.08	4.5%	72.0%	0.1%	pts.	$239.07	4.4%
Europe	$109.24	1.7%	72.7%	-0.7%	pts.	$150.20	2.7%
Middle East & Africa	$93.31	-2.2%	65.1%	1.1%	pts.	$143.28	-3.8%
Asia Pacific	$106.29	5.9%	73.9%	4.4%	pts.	$143.73	-0.4%
Total International[2]	$111.51	2.9%	71.6%	1.6%	pts.	$155.75	0.6%
Worldwide[4]	$128.94	3.4%	74.7%	1.3%	pts.	$172.51	1.7%

Comparable Systemwide International Properties[1]
	Nine Months Ended September 30, 2016 and September 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$147.87	2.3%	68.5%	0.0%	pts.	$215.85	2.3%
Europe	$103.41	2.4%	70.6%	-0.1%	pts.	$146.51	2.5%
Middle East & Africa	$86.83	-1.4%	64.1%	0.6%	pts.	$135.56	-2.4%
Asia Pacific	$113.31	6.0%	74.7%	3.9%	pts.	$151.72	0.4%
Total International[3]	$110.78	2.9%	70.3%	1.2%	pts.	$157.50	1.1%
Worldwide[5]	$113.39	2.7%	74.4%	0.4%	pts.	$152.39	2.1%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, and AC Hotels by Marriott.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, AC Hotels by Marriott, and Moxy Hotels.

4
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, Springhill Suites, AC Hotels by Marriott, and Moxy Hotels.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS: LEGACY-MARRIOTT
Constant $

Comparable Company-Operated North American Properties
	Three Months Ended September 30, 2016 and September 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$151.00	4.1%	78.2%	1.4%	pts.	$193.14	2.2%
Renaissance Hotels	$135.93	6.3%	77.5%	2.3%	pts.	$175.42	3.2%
The Ritz-Carlton	$233.60	1.4%	71.9%	-1.0%	pts.	$324.94	2.8%
Composite North American Full-Service[1]	$156.20	4.4%	77.2%	1.5%	pts.	$202.23	2.3%
Courtyard	$108.40	1.8%	76.0%	0.1%	pts.	$142.70	1.6%
SpringHill Suites	$100.12	3.6%	79.7%	0.6%	pts.	$125.63	2.8%
Residence Inn	$128.13	5.8%	83.4%	1.6%	pts.	$153.61	3.9%
TownePlace Suites	$92.21	9.5%	81.1%	3.0%	pts.	$113.72	5.3%
Composite North American Limited-Service[2]	$112.07	3.2%	78.3%	0.6%	pts.	$143.15	2.3%
Composite - All[3]	$137.05	3.9%	77.7%	1.1%	pts.	$176.39	2.4%

Comparable Systemwide North American Properties
	Three Months Ended September 30, 2016 and September 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$131.78	2.5%	75.6%	0.1%	pts.	$174.23	2.3%
Renaissance Hotels	$126.23	5.6%	77.1%	1.7%	pts.	$163.69	3.3%
Autograph Collection Hotels	$175.01	5.1%	79.6%	1.9%	pts.	$219.94	2.5%
The Ritz-Carlton	$233.60	1.4%	71.9%	-1.0%	pts.	$324.94	2.8%
Composite North American Full-Service[1]	$138.99	3.3%	75.9%	0.6%	pts.	$183.16	2.5%
Courtyard	$108.28	1.2%	76.7%	-0.4%	pts.	$141.21	1.7%
Fairfield Inn & Suites	$86.98	1.2%	75.6%	-0.5%	pts.	$115.04	1.9%
SpringHill Suites	$97.71	1.7%	78.6%	-0.1%	pts.	$124.29	1.8%
Residence Inn	$123.15	2.6%	83.6%	-0.1%	pts.	$147.33	2.7%
TownePlace Suites	$86.43	2.7%	79.5%	-0.3%	pts.	$108.73	3.1%
Composite North American Limited-Service[4]	$104.91	1.7%	78.6%	-0.3%	pts.	$133.55	2.1%
Composite - All[5]	$116.53	2.4%	77.6%	0.0%	pts.	$150.08	2.4%

1	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, and EDITION.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

4	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS: LEGACY-MARRIOTT
Constant $

Comparable Company-Operated North American Properties
	Nine Months Ended September 30, 2016 and September 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$153.92	3.6%	77.2%	1.2%	pts.	$199.34	1.9%
Renaissance Hotels	$146.12	5.3%	78.3%	1.6%	pts.	$186.57	3.2%
The Ritz-Carlton	$256.50	3.1%	72.9%	0.6%	pts.	$352.03	2.3%
Composite North American Full-Service[1]	$162.42	3.9%	76.7%	1.3%	pts.	$211.71	2.1%
Courtyard	$106.71	2.8%	74.7%	0.7%	pts.	$142.90	1.8%
SpringHill Suites	$100.41	3.7%	78.3%	1.4%	pts.	$128.17	1.9%
Residence Inn	$121.32	4.0%	80.3%	0.7%	pts.	$151.13	3.1%
TownePlace Suites	$82.37	5.6%	76.1%	1.1%	pts.	$108.18	4.1%
Composite North American Limited-Service[2]	$109.13	3.2%	76.5%	0.8%	pts.	$142.71	2.2%
Composite - All[3]	$139.29	3.7%	76.6%	1.1%	pts.	$181.82	2.2%

Comparable Systemwide North American Properties
	Nine Months Ended September 30, 2016 and September 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$132.98	2.9%	74.3%	0.5%	pts.	$179.01	2.1%
Renaissance Hotels	$129.00	4.5%	76.3%	1.0%	pts.	$169.02	3.1%
Autograph Collection Hotels	$175.50	3.4%	77.4%	1.3%	pts.	$226.80	1.6%
The Ritz-Carlton	$256.50	3.1%	72.9%	0.6%	pts.	$352.03	2.3%
Composite North American Full-Service[1]	$141.77	3.3%	74.7%	0.7%	pts.	$189.75	2.3%
Courtyard	$104.72	2.3%	74.6%	0.1%	pts.	$140.39	2.1%
Fairfield Inn & Suites	$80.21	1.1%	71.7%	-0.6%	pts.	$111.93	2.0%
SpringHill Suites	$93.50	2.1%	76.2%	0.1%	pts.	$122.65	2.0%
Residence Inn	$115.89	2.5%	80.5%	-0.2%	pts.	$144.01	2.7%
TownePlace Suites	$81.54	3.1%	76.6%	0.3%	pts.	$106.49	2.6%
Composite North American Limited-Service[4]	$99.68	2.2%	75.8%	-0.1%	pts.	$131.55	2.3%
Composite - All[5]	$114.03	2.7%	75.4%	0.2%	pts.	$151.21	2.4%

1	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, and EDITION.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

4	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS: LEGACY-STARWOOD
SYSTEMWIDE(1) - COMPARABLE
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016
ACTUAL $

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2016	2015	Var. USD	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL HOTELS
REVPAR ($)	123.23	122.29	0.8%	142.92	138.73	3.0%	103.55	105.87	-2.2%
ADR ($)	165.89	166.97	-0.6%	179.67	175.42	2.4%	150.02	157.08	-4.5%
Occupancy (%)	74.3%	73.2%	1.1	79.5%	79.1%	0.4	69.0%	67.4%	1.6
SHERATON
REVPAR ($)	105.83	104.63	1.1%	124.00	119.39	3.9%	88.33	90.42	-2.3%
ADR ($)	145.33	145.44	-0.1%	159.61	155.05	2.9%	129.65	134.82	-3.8%
Occupancy (%)	72.8%	71.9%	0.9	77.7%	77.0%	0.7	68.1%	67.1%	1.0
WESTIN
REVPAR ($)	147.92	144.82	2.1%	160.34	155.48	3.1%	127.62	127.42	0.2%
ADR ($)	188.71	186.59	1.1%	197.93	192.18	3.0%	172.23	176.35	-2.3%
Occupancy (%)	78.4%	77.6%	0.8	81.0%	80.9%	0.1	74.1%	72.3%	1.8
ST. REGIS/LUXURY COLLECTION
REVPAR ($)	195.79	193.81	1.0%	360.10	337.34	6.7%	158.60	161.39	-1.7%
ADR ($)	285.89	286.93	-0.4%	443.81	427.06	3.9%	241.70	248.45	-2.7%
Occupancy (%)	68.5%	67.5%	1.0	81.1%	79.0%	2.1	65.6%	65.0%	0.6
LE MERIDIEN
REVPAR ($)	120.96	123.25	-1.9%	189.53	182.56	3.8%	102.38	107.23	-4.5%
ADR ($)	169.78	179.04	-5.2%	237.50	232.83	2.0%	148.54	161.84	-8.2%
Occupancy (%)	71.2%	68.8%	2.4	79.8%	78.4%	1.4	68.9%	66.3%	2.6
W
REVPAR ($)	227.82	234.19	-2.7%	240.14	244.93	-2.0%	211.99	220.39	-3.8%
ADR ($)	287.81	299.04	-3.8%	284.62	290.17	-1.9%	292.59	312.68	-6.4%
Occupancy (%)	79.2%	78.3%	0.9	84.4%	84.4%	0.0	72.5%	70.5%	2.0
FOUR POINTS
REVPAR ($)	77.39	77.68	-0.4%	95.10	93.31	1.9%	57.11	59.79	-4.5%
ADR ($)	104.90	108.04	-2.9%	119.89	118.64	1.1%	84.71	93.18	-9.1%
Occupancy (%)	73.8%	71.9%	1.9	79.3%	78.6%	0.7	67.4%	64.2%	3.2
ALOFT
REVPAR ($)	86.26	85.92	0.4%	109.92	108.02	1.8%	46.92	49.25	-4.7%
ADR ($)	114.33	115.28	-0.8%	136.53	134.02	1.9%	69.99	76.42	-8.4%
Occupancy (%)	75.5%	74.5%	1.0	80.5%	80.6%	-0.1	67.0%	64.5%	2.5
ELEMENT
REVPAR ($)	130.95	131.67	-0.5%	135.54	137.11	-1.1%	68.58	57.71	18.8%
ADR ($)	152.72	152.17	0.4%	155.28	154.84	0.3%	105.89	97.85	8.2%
Occupancy (%)	85.7%	86.5%	-0.8	87.3%	88.6%	-1.3	64.8%	59.0%	5.8
OTHER
REVPAR ($)	151.67	159.13	-4.7%	151.67	159.13	-4.7%	0.00	0.00	0.0%
ADR ($)	175.48	173.55	1.1%	175.48	173.55	1.1%	0.00	0.00	0.0%
Occupancy (%)	86.4%	91.7%	-5.3	86.4%	91.7%	-5.3	0.0%	0.0%	0.0
(1)Includes comparable Owned, managed and franchised hotels

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS: LEGACY-STARWOOD
SYSTEMWIDE(1) - COMPARABLE
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016
ACTUAL $

	Systemwide (1)			Company Operated (2)
	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	123.23	122.29	0.8%	133.43	134.75	-1.0%
ADR ($)	165.89	166.97	-0.6%	182.11	186.64	-2.4%
Occupancy (%)	74.3%	73.2%	1.1	73.3%	72.2%	1.1
AMERICAS
REVPAR ($)	135.95	132.30	2.8%	174.46	170.70	2.2%
ADR ($)	176.08	172.30	2.2%	224.89	218.77	2.8%
Occupancy (%)	77.2%	76.8%	0.4	77.6%	78.0%	-0.4
North America
REVPAR ($)	142.92	138.73	3.0%	186.74	182.57	2.3%
ADR ($)	179.67	175.42	2.4%	231.38	225.13	2.8%
Occupancy (%)	79.5%	79.1%	0.4	80.7%	81.1%	-0.4
Latin America
REVPAR ($)	75.22	76.40	-1.5%	91.07	90.14	1.0%
ADR ($)	132.39	134.60	-1.6%	161.75	157.55	2.7%
Occupancy (%)	56.8%	56.8%	0.0	56.3%	57.2%	-0.9
ASIA PACIFIC
REVPAR ($)	93.83	95.22	-1.5%	92.83	96.28	-3.6%
ADR ($)	133.04	140.70	-5.4%	130.72	141.62	-7.7%
Occupancy (%)	70.5%	67.7%	2.8	71.0%	68.0%	3.0
Greater China
REVPAR ($)	80.66	86.55	-6.8%	80.50	86.41	-6.8%
ADR ($)	118.12	133.13	-11.3%	116.82	132.09	-11.6%
Occupancy (%)	68.3%	65.0%	3.3	68.9%	65.4%	3.5
Rest of Asia Pacific
REVPAR ($)	115.45	109.43	5.5%	123.44	120.75	2.2%
ADR ($)	155.59	151.88	2.4%	161.92	162.40	-0.3%
Occupancy (%)	74.2%	72.0%	2.2	76.2%	74.4%	1.8
EAME
REVPAR ($)	133.18	137.68	-3.3%	141.25	147.25	-4.1%
ADR ($)	188.20	194.18	-3.1%	201.44	209.66	-3.9%
Occupancy (%)	70.8%	70.9%	-0.1	70.1%	70.2%	-0.1
Europe
REVPAR ($)	158.88	163.22	-2.7%	183.39	190.42	-3.7%
ADR ($)	206.49	206.82	-0.2%	234.83	235.69	-0.4%
Occupancy (%)	76.9%	78.9%	-2.0	78.1%	80.8%	-2.7
Africa & Middle East
REVPAR ($)	91.51	96.36	-5.0%	91.19	96.05	-5.1%
ADR ($)	150.63	166.33	-9.4%	150.38	166.44	-9.6%
Occupancy (%)	60.8%	57.9%	2.9	60.6%	57.7%	2.9

(1)Includes comparable Owned, managed, and franchised hotels.
(2)Includes comparable Owned and managed hotels.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS: LEGACY-STARWOOD
SYSTEMWIDE(1) - COMPARABLE
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
ACTUAL $

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2016	2015	Var. USD	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL HOTELS
REVPAR ($)	119.58	119.59	0.0%	137.19	133.82	2.5%	101.99	105.40	-3.2%
ADR ($)	167.17	169.81	-1.6%	178.59	175.73	1.6%	153.94	162.86	-5.5%
Occupancy (%)	71.5%	70.4%	1.1	76.8%	76.1%	0.7	66.3%	64.7%	1.6
SHERATON
REVPAR ($)	101.60	101.98	-0.4%	118.04	114.99	2.7%	85.80	89.46	-4.1%
ADR ($)	145.85	147.95	-1.4%	157.35	154.46	1.9%	132.99	140.62	-5.4%
Occupancy (%)	69.7%	68.9%	0.8	75.0%	74.4%	0.6	64.5%	63.6%	0.9
WESTIN
REVPAR ($)	145.54	142.70	2.0%	156.15	151.61	3.0%	128.20	128.14	0.0%
ADR ($)	190.86	190.00	0.5%	198.65	194.08	2.4%	177.04	182.57	-3.0%
Occupancy (%)	76.3%	75.1%	1.2	78.6%	78.1%	0.5	72.4%	70.2%	2.2
ST. REGIS/LUXURY COLLECTION
REVPAR ($)	187.70	188.71	-0.5%	333.67	312.32	6.8%	154.67	160.78	-3.8%
ADR ($)	284.91	289.64	-1.6%	442.15	423.21	4.5%	242.77	254.40	-4.6%
Occupancy (%)	65.9%	65.2%	0.7	75.5%	73.8%	1.7	63.7%	63.2%	0.5
LE MERIDIEN
REVPAR ($)	117.15	118.61	-1.2%	185.68	177.04	4.9%	98.58	102.84	-4.1%
ADR ($)	170.95	178.98	-4.5%	234.49	231.99	1.1%	150.18	161.80	-7.2%
Occupancy (%)	68.5%	66.3%	2.2	79.2%	76.3%	2.9	65.6%	63.6%	2.0
W
REVPAR ($)	225.53	233.10	-3.2%	236.61	242.43	-2.4%	211.28	221.12	-4.5%
ADR ($)	291.30	303.61	-4.1%	287.90	295.40	-2.5%	296.35	315.98	-6.2%
Occupancy (%)	77.4%	76.8%	0.6	82.2%	82.1%	0.1	71.3%	70.0%	1.3
FOUR POINTS
REVPAR ($)	75.09	75.99	-1.2%	88.35	87.12	1.4%	59.91	63.27	-5.3%
ADR ($)	106.38	110.40	-3.6%	117.70	117.18	0.4%	91.52	101.19	-9.6%
Occupancy (%)	70.6%	68.8%	1.8	75.1%	74.3%	0.8	65.5%	62.5%	3.0
ALOFT
REVPAR ($)	84.56	83.54	1.2%	106.52	104.22	2.2%	48.05	49.26	-2.5%
ADR ($)	115.30	117.52	-1.9%	135.77	135.08	0.5%	74.11	80.72	-8.2%
Occupancy (%)	73.3%	71.1%	2.2	78.5%	77.2%	1.3	64.8%	61.0%	3.8
ELEMENT
REVPAR ($)	124.63	123.59	0.8%	128.35	127.97	0.3%	74.18	64.13	15.7%
ADR ($)	149.06	150.09	-0.7%	151.21	152.05	-0.6%	111.75	111.28	0.4%
Occupancy (%)	83.6%	82.3%	1.3	84.9%	84.2%	0.7	66.4%	57.6%	8.8
OTHER
REVPAR ($)	116.24	128.73	-9.7%	116.24	128.73	-9.7%	0.00	0.00	0.0%
ADR ($)	164.36	164.08	0.2%	164.36	164.08	0.2%	0.00	0.00	0.0%
Occupancy (%)	70.7%	78.5%	-7.8	70.7%	78.5%	-7.8	0.0%	0.0%	0.0
(1)Includes comparable Owned, managed and franchised hotels

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS: LEGACY-STARWOOD
SYSTEMWIDE(1) - COMPARABLE
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
ACTUAL $

	Systemwide (1)			Company Operated (2)
	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	119.58	119.59	—%	129.80	132.10	-1.7%
ADR ($)	167.17	169.81	-1.6%	184.34	190.36	-3.2%
Occupancy (%)	71.5%	70.4%	1.1	70.4%	69.4%	1.0
AMERICAS
REVPAR ($)	132.03	129.35	2.1%	169.71	167.72	1.2%
ADR ($)	176.02	174.00	1.2%	223.19	220.08	1.4%
Occupancy (%)	75.0%	74.3%	0.7	76.0%	76.2%	-0.2
North America
REVPAR ($)	137.19	133.82	2.5%	179.51	176.66	1.6%
ADR ($)	178.59	175.73	1.6%	228.17	224.49	1.6%
Occupancy (%)	76.8%	76.1%	0.7	78.7%	78.7%	0.0
Latin America
REVPAR ($)	87.18	90.61	-3.8%	103.19	107.04	-3.6%
ADR ($)	147.08	154.51	-4.8%	177.49	180.42	-1.6%
Occupancy (%)	59.3%	58.6%	0.7	58.1%	59.3%	-1.2
ASIA PACIFIC
REVPAR ($)	91.71	93.88	-2.3%	91.04	94.63	-3.8%
ADR ($)	136.72	146.07	-6.4%	135.76	147.80	-8.1%
Occupancy (%)	67.1%	64.3%	2.8	67.1%	64.0%	3.1
Greater China
REVPAR ($)	79.88	84.48	-5.4%	79.38	83.90	-5.4%
ADR ($)	124.90	139.34	-10.4%	123.55	138.06	-10.5%
Occupancy (%)	64.0%	60.6%	3.4	64.2%	60.8%	3.4
Rest of Asia Pacific
REVPAR ($)	111.13	109.28	1.7%	120.00	121.21	-1.0%
ADR ($)	153.90	155.58	-1.1%	162.08	168.18	-3.6%
Occupancy (%)	72.2%	70.2%	2.0	74.0%	72.1%	1.9
EAME
REVPAR ($)	127.55	133.31	-4.3%	136.00	143.27	-5.1%
ADR ($)	189.50	196.32	-3.5%	202.64	210.65	-3.8%
Occupancy (%)	67.3%	67.9%	-0.6	67.1%	68.0%	-0.9
Europe
REVPAR ($)	138.48	141.43	-2.1%	158.11	162.68	-2.8%
ADR ($)	196.76	197.57	-0.4%	221.69	221.91	-0.1%
Occupancy (%)	70.4%	71.6%	-1.2	71.3%	73.3%	-2.0
Africa & Middle East
REVPAR ($)	109.83	120.17	-8.6%	109.72	120.26	-8.8%
ADR ($)	176.22	193.99	-9.2%	176.63	194.80	-9.3%
Occupancy (%)	62.3%	61.9%	0.4	62.1%	61.7%	0.4

(1)Includes comparable Owned, managed, and franchised hotels.
(2)Includes comparable Owned and managed hotels.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS: PRO FORMA COMBINED COMPANY
Constant $

Comparable Systemwide Properties

	Three Months Ended September 30, 2016 and September 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Total North America[1]	$122.44	2.6%	78.1%	0.1%	pts.	$156.84	2.4%

Total International[2]	$107.51	1.1%	70.8%	1.6%	pts.	$151.78	-1.2%

Worldwide[3]	$118.07	2.2%	75.9%	0.5%	pts.	$155.45	1.4%

1
North America includes properties located in the United States, Canada, and French Polynesia. Brands included are JW Marriott Hotels, The Ritz-Carlton, W Hotels, Luxury Collection, St. Regis Hotels, EDITION, Marriott Hotels, Sheraton Hotels, Westin Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Le Meridien Hotels, Courtyard, Residence Inn, Fairfield Inn & Suites, SpringHill Suites, TownePlace Suites, Four Points Hotels, Aloft Hotels, Element Hotels, and AC by Marriott Hotels.

2
International includes properties located outside of the United States, Canada, and French Polynesia. Brands included are JW Marriott Hotels, The Ritz-Carlton, W Hotels, Luxury Collection, St. Regis Hotels, EDITION, Bulgari, Marriott Hotels, Sheraton Hotels, Westin Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, Le Meridien Hotels, Courtyard, Residence Inn, Fairfield Inn & Suites, Four Points Hotels, Aloft Hotels, Element Hotels, AC by Marriott Hotels and Moxy Hotels.

3
Includes JW Marriott Hotels, The Ritz-Carlton, W Hotels, Luxury Collection, St. Regis Hotels, EDITION, Bulgari, Marriott Hotels, Sheraton Hotels, Westin Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, Gaylord Hotels, Le Meridien Hotels, Courtyard, Residence Inn, Fairfield Inn & Suites, SpringHill Suites, TownePlace Suites, Four Points Hotels, Aloft Hotels, Element Hotels, AC by Marriott Hotels and Moxy Hotels.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2016
	First Quarter	Second Quarter	Third Quarter	Total
Net income	$219	$247	$70	$536
Interest expense	47	57	55	159
Tax provision	107	97	61	265
Depreciation and amortization	31	30	36	97
Depreciation classified in Reimbursed costs	14	14	15	43
Interest expense from unconsolidated joint ventures	1	1	1	3
Depreciation and amortization from unconsolidated joint ventures	3	3	4	10
EBITDA**	422	449	242	1,113

Merger-related costs	8	14	228	250
Share-based compensation (including share-based compensation reimbursed by third-party owners)	28	31	36	95
Starwood results for the 8 days ended September 30, 2016	—	—	(32)	(32)
Adjusted EBITDA **	$458	$494	$474	$1,426

Increase over 2015 Quarterly Adjusted EBITDA **	7%	8%	10%	8%

	Fiscal Year 2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$207	$240	$210	$202	$859
Interest expense	36	42	43	46	167
Tax provision	100	115	99	82	396
Depreciation and amortization	32	32	31	32	127
Depreciation classified in Reimbursed costs	14	14	15	15	58
Interest expense from unconsolidated joint ventures	1	—	1	—	2
Depreciation and amortization from unconsolidated joint ventures	3	2	3	2	10
EBITDA**	393	445	402	379	1,619

EDITION impairment charge	12	—	—	—	12
Loss (gain) on disposition of real estate	—	22	—	(7)	15
Gain on redemption of preferred equity ownership interest	—	(41)	—	—	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	24	31	29	29	113
Adjusted EBITDA **	$429	$457	$431	$401	$1,718

**	Denotes non-GAAP financial measures. Please see page A-17 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
PRO FORMA FINANCIAL MEASURES
MARRIOTT AND STARWOOD TOTAL FEES AND OWNED, LEASED, AND OTHER, NET
($ in millions)

	Pro Forma Fiscal Year 2016

	First Quarter	Second Quarter	Third Quarter	Total
Base management fees	$257	$281	$266	$804
Franchise fees	281	323	330	934
Incentive management fees	150	136	127	413
Marriott and Starwood Pro Forma Fees	$688	$740	$723	$2,151

Increase over 2015 Marriott and Starwood Pro Forma Fees	4.4%	4.6%	5.5%

Owned, leased, and other revenue	503	553	548	1,604
Owned, leased, and other expense	(365)	(388)	(382)	(1,135)
Marriott and Starwood Owned, leased, and other, net	$138	$165	$166	$469

Increase over 2015 Marriott and Starwood Pro Forma Owned, Leased and Other, net	9.5%	3.8%	21.2%

	Pro Forma Fiscal Year 2015

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Base management fees	$250	$284	$265	$265	$1,064
Franchise fees	272	296	305	273	1,146
Incentive management fees	137	127	115	150	529
Marriott and Starwood Pro Forma Fees	$659	$707	$685	$688	$2,739

Owned, leased, and other revenue	562	589	535	565	2,251
Owned, leased, and other expense	(436)	(430)	(398)	(399)	(1,663)
Marriott and Starwood Owned, leased, and other, net	$126	$159	$137	$166	$588

The unaudited pro forma combined financial information presented above illustrates the estimated impact of the September 23, 2016 acquisition of Starwood Hotels & Resorts Worldwide. This financial information is presented as if the acquisition had been completed on January 1, 2015 and combines the historical results of Marriott and Starwood. This financial information is not necessarily indicative of what the Company's results of operations would have been had the acquisition been completed as of January 1, 2015. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings, or integration costs that may results from the transaction.

This information should be read in conjunction with historical financial statements and accompanying notes filed with the SEC. Starwood historical franchise fees were adjusted to include fixed and variable components of license fees that Starwood expects to receive from ILG under the Vistana agreement. Reclassifications of Starwood historical results have been made to align with Marriott's presentation in all periods presented.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk in the press release schedules). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures That Exclude Merger-Related Costs, and Eight Days of Starwood Results. Management evaluates certain non-GAAP measures that exclude merger-related costs and charges and Starwood results for the eight days ended September 30, 2016, which are both associated with the Starwood merger because those non-GAAP measures allow for period-over period comparisons of Marriott’s legacy operations before the impact of the Starwood merger. These non-GAAP measures, which we reconcile to the comparable GAAP measures on pages A-1 and A-2, include adjusted net income, adjusted general, administrative, and other expenses, adjusted interest expense, and adjusted EPS. Non-GAAP adjusted net income and its components and adjusted EPS are not, and should not be viewed as, substitutes for net income and EPS.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). EBITDA reflects net income excluding the impact of interest expense, depreciation, amortization, and provision for income taxes. Our non-GAAP measure of Adjusted EBITDA further adjusts EBITDA to exclude the following items: (1) the 2016 pre-tax transaction and transition costs associated with the Starwood merger, which we recorded in the “Merger-related costs and charges” caption of our Consolidated Statements of Income (our “Income Statements”); (2) the impact on Adjusted EBITDA of the eight days of Starwood results from the date the merger closed to September 30, 2016; (3) the pre-tax EDITION impairment charges in the 2015 first quarter, which we recorded in the “Depreciation, amortization, and other” caption of our Income Statements; (4) the pre-tax expected loss on dispositions of real estate in the 2015 second quarter, the reversal of a portion of the pre-tax loss on disposition upon sale of one property in the 2015 fourth quarter, and the pre-tax preferred equity investment gain in the 2015 second quarter, all of which we recorded in the “Gains and other income, net” caption of our Income Statements; and (5) share-based compensation expense for all periods presented.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation included under “Reimbursed costs” in our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We also excluded share-based compensation expense in all periods presented in order to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR may not be comparable to similarly titled measures, such as revenues. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We present growth in both comparative Legacy-Marriott RevPAR and comparative pro forma combined company RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.